UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to  240.14a-12


                             HIGH PLAINS GAS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)     Title of each class of securities to which transaction applies:
     (2)     Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)     Proposed maximum aggregate value of transaction:
     (5)     Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)     Amount Previously Paid:
     (2)     Form, Schedule or Registration Statement No.:
     (3)     Filing Party:
     (4)     Date Filed:

HPG
High Plains Gas, Inc.

Dear Fellow Shareholder:

     You are cordially invited to attend the High Plains Gas, Inc. Annual Meeting of Shareholders on Wednesday, June 29, 2011, at 2:00 p.m. (Mountain
Time). The meeting will be held at the Denver Petroleum Club, 1325 Glenarm Place, Denver, Colorado 80204; phone (303) 552-4577.

     The matters to be acted upon are described in the accompanying notice of Annual Meeting and Proxy Statement. At the meeting, we will also report on our Company's operations, including the recent acquisitions and the progress we have made in commercializing those operations.

     This year we are pleased to again apply the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to stockholders primarily over the Internet. We believe this method should expedite receipt of your proxy materials, lower costs of our Annual Meeting and help conserve natural resources. We encourage you to vote via the Internet by following the links to the Proxy Statement and Annual Report, which are both available at www.proxyvote.com.

     YOUR VOTE IS VERY IMPORTANT.  I URGE YOU TO VOTE "FOR" ALL PROPOSALS.

Please review your proxy materials carefully and vote today.

On behalf of the Board of Directors, I express appreciation for your continued support toward the profitable growth of High Plains Gas. We look forward to seeing you at the Annual Meeting.

                                        Very truly yours,



                                        /s/ Brent M. Cook
                                        -----------------
                                        Brent M. Cook
                                        Chief Executive Officer


Gillette, Wyoming
May 23, 2011

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
                             HIGH PLAINS GAS, INC.
                              3601 SOUTHERN DRIVE
                            GILLETTE, WYOMING 82718


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


     The Annual Meeting of Shareholders of High Plains Gas, Inc. will be held at the Denver Petroleum Club, 1325 Glenarm Place, Denver, Colorado, on Wednesday,
June 29, 2011, at 2:00 p.m. (Mountain Time).   At the meeting, the holders of
our outstanding stock will act on the following matters:

     1. election of five Directors to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified;

     2. ratification of the selection of Eide Bailly CPA's as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

     3. such other business as may properly come before the meeting and any adjournment or postponement thereof.

     The board recommends that you vote FOR election of the nominated slated of directors; and FOR ratification of the appointment of Eide Bailly as our independent registered public accounting firm for the fiscal year 2011 ending December 31, 2011.

     Only shareholders of record at the close of business on May 23, 2011, will be entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment or postponement thereof.

     WE URGE YOU TO VOTE YOUR SHARES PROMPTLY. PLEASE REFER TO THE SPECIFIC VOTING INSTRUCTIONS.

                                   By Order of the Board of Directors,



                                   /s/ Brent M. Cook
                                   -----------------
                                   Brent M. Cook
                                   Chief Executive Officer


Gillette, Wyoming
May 23, 2011

INTERNET AVAILABILITY OF PROXY MATERIALS

     We are furnishing proxy materials to our shareholders primarily via the Internet under rules adopted by the U.S. Securities and Exchange Commission
(SEC), instead of mailing printed copies of those materials to each shareholder. Our shareholders are receiving a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote via the Internet or telephone.

     This process is designed to expedite shareholders' receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. If you would prefer to continue to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

HOW TO VOTE

     If your shares are held by a broker, bank or other stockholder of record exercising fiduciary powers which holds securities of record in nominee name or otherwise, typically referred to as being held in "street name", you may receive a separate voting instruction form, or you may need to contact your broker, bank or other stockholder of record to determine whether you will be able to vote electronically via the Internet or telephone.

     As a reminder, your broker will NOT be able to vote your shares with respect to the election of directors if you have not provided directions to your broker. We strongly encourage you to submit your proxy card and exercise your right to vote as a shareholder.

     If you are a stockholder with shares registered in your name, you may vote by either of the following methods:

     - VOTE VIA THE INTERNET, by going to the web address www.proxyvote.com and following the instructions for Internet voting.

     - VOTE BY TELEPHONE, by dialing 1-800-690-6903 and following the instructions for telephone voting.

     PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER STOCKHOLDER OF RECORD AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE ANNUAL MEETING UNLESS YOU FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

                             HIGH PLAINS GAS, INC.

                              -------------------
                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                              -------------------

     The Board of Directors is furnishing shareholders this proxy statement to solicit proxies to be voted at the Annual Meeting of Shareholders of High Plains Gas, Inc. ("High Plains"), a Nevada corporation. The meeting will be held on Wednesday, June 29, 2011, at 2:00 p.m. local time at the Denver Petroleum Club, 1325 Glenarm Place, Denver, Colorado 80204; phone (303) 552-4577.

VOTING RIGHTS AND SOLICITATION OF PROXIES

     Record Date. The record date for the Annual Meeting is the close of business on May 23, 2011. Only shareholders of record on that date will be entitled to notice of, and to vote at, the Annual Meeting.

     Quorum. The Company's bylaws provide that the holders of a majority of the stock issued and outstanding and entitled to vote generally in the election of directors, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

     Voting Your Proxy. Exercise your vote in accordance with the method of your choice, via the Internet or by telephone. The proxy will be voted as you direct. In the event no directions are specified, your shares will be voted (1) FOR the election of the nominees named below as directors; and (2) FOR the ratification of the selection of Eide Bailly, CPA's; and at the discretion of the designated proxy holders as to other matters that may properly come before the Annual Meeting.

     IF YOU ARE A SHAREHOLDER OF RECORD, holding a stock certificate registered in your name on the books of our transfer agent, Empire Stock Transfer, as of the close of business on May 23, 2011, and attend the meeting, you may vote in person at the meeting on proxies available at the meeting for that purpose, or revoke a previously submitted proxy and complete a new proxy.

     IF YOUR SHARES ARE HELD IN A STOCK BROKERAGE ACCOUNT WITH YOU AS A BENEFICIAL OWNER, your broker will NOT be able to vote your shares with respect to the election of directors if you have not provided directions to your broker. We strongly encourage you to exercise your right to vote as a shareholder. In order to do so,

     - you must return your voting instructions to your broker or nominee, the holder of record, OR

     - you must vote your shares through your broker or nominee via the internet or by phone, OR

     - if you wish to vote in person at the meeting, you must obtain from the record holder and bring to the meeting a proxy SIGNED BY THE RECORD HOLDER identifying you as the beneficial owner of the shares and giving you the right to vote the shares at the meeting. (You may NOT use the voting instruction form provided by your broker or nominee to vote in person at the meeting.)

     Revoking Your Proxy. You may revoke your proxy at any time before the voting closes by notifying us; no formal procedure is required. Votes are tabulated by an independent agent, and reported at the Annual Meeting.

     We intend to make available to our shareholders this proxy statement, including the Notice of Annual Meeting of Shareholders, on or about May 23, 2011.

     Holders of common stock at the close of business on the record date of May 23, 2011, are entitled to vote at the meeting. As of such date, there were 166,843,602 shares outstanding and entitled to vote.

     If you abstain from voting, your shares will be counted as shares present and entitled to vote in determining the presence of a quorum for the meeting, but will not be voted in determining approval of any matter submitted to shareholders for a vote. An abstention will have the same effect as a negative vote on a matter submitted to shareholders for a vote. If a broker indicates that it does not have discretionary authority to vote on a particular matter, broker non-votes, those shares will be counted as shares present in determining the presence of a quorum for the meeting but will not be considered present or entitled to vote with respect to that particular matter.

                           1.  ELECTION OF DIRECTORS

     At the Annual Meeting, shareholders will elect a Board of five directors by a plurality of the votes cast. Our Board of Directors proposes the five nominees named below. We recommend voting FOR the five named nominees.

     All nominees named below have served as directors since their appointment during the last fiscal year. Other than that Joseph Hettinger is the son of Mark
D. Hettinger, there are no family relationships among our executive officers and directors. BASED ON ITS REVIEW OF THE RELATIONSHIPS BETWEEN ITS EXISTING
            =============================================================
DIRECTORS, AS DIRECTOR NOMINEES, AND HIGH PLAINS, THE BOARD OF DIRECTORS HAS
============================================================================
AFFIRMATIVELY DETERMINED THAT IF THESE NOMINEES ARE ELECTED, THREE OF OUR
=========================================================================
DIRECTORS WILL BE INDEPENDENT UNDER THE RULES OF HIGH PLAINS' CORPORATE
=======================================================================
GOVERNANCE PRINCIPLES.
======================

     If any nominee is unable to serve, we solicit discretionary authority to vote to elect another person unless we reduce the size of the Board. Each director will serve until the next Annual Meeting of Shareholders, or until his or her successor has been elected and qualified, or until his or her earlier resignation or removal. We believe that all nominees will be available for election as a director for the prescribed term.

Mark D. Hettinger, Chairman of the Board of Directors, President and Chief Operating Officer

     Mr. Hettinger has over 30 years of experience in oil and gas construction, fabrication and process equipment. Mr. Hettinger founded Hettinger Welding in 1980 to provide welding and fabrication services to energy companies in Wyoming. In October 2006, after 28 years as principal owner and CEO, Mr. Hettinger sold Hettinger Welding. Mr. Hettinger's unique vision and professional ambition grew Hettinger Welding to over 1,400 employees and a $200 million plus dollar annual market share, solidifying Hettinger Welding as one of the largest oil and gas construction firms in the Western United States. In 2009, Mr. Hettinger retired as CEO of Hettinger Welding to focus on oil and gas production and became managing member of High Plains Gas, LLC, which was acquired by the Company in connection with the Reorganization Agreement.

Joseph Hettinger, Director and Chief Financial Officer

     Mr. Hettinger has over 10 years of experience in accounting and finance in the banking and energy industries. Mr. Hettinger co-authored the internal control structure for Sarbanes Oxley Sec. 404 for a publicly traded bank in 2004. In 2004, Mr. Hettinger co-founded Rocky Mountain Development Group, Inc. where he served as the Vice President of Acquisitions and Finance through 2006. Mr. Hettinger became a member of the Hettinger Companies in 2007 as the Southern Wyoming Regional Manager and Director of Contract Administration. In 2008, Mr. Hettinger managed oil and gas facility construction projects worth over $90 million dollars for the Hettinger Companies. Mr. Hettinger became a managing member of High Plains Gas, LLC, which was acquired by the Company in connection with the Reorganization Agreement.

Gary Davis, Director

     Mr. Davis is the President and Founder of Kahuna Ventures LLC, formed in 1999, a natural gas processing, treating and project-consulting firm, and has well over 32 years in the natural gas space. Kahuna Ventures currently has 40 employees, including 20 engineers and 7 field construction managers or inspectors. Previous to founding Kahuna, Mr. Davis worked at Western Gas Resources, Inc. for over 14 years. Mr. Davis' tenure included holding such positions as Corporate Controller, Sr. Vice President of Engineering & Production, Environmental and Safety, Vice President of Southern Region and Vice President of Engineering & Environmental. During Mr. Davis' time with Western Gas, he assisted in growing a 50-employee company into a major independent mid-stream corporation with over 950 employees and a gross income in excess of
$1 billion.   Mr. Davis has extensive experience in all project functions including due diligence, site and right of way acquisition, legal, environmental and permitting, safety and operations. Mr. Davis has a B.S. degree from the Colorado School of Mines (CSM) in Chemical and Petroleum Refining Engineering.

Cordell Fonnesbeck, Director

     Mr. Fonnesbeck is the owner and founder of his own public accounting firm, Cordell Fonnesbeck, CPA, P.C. since 1991 and has been a member of the American Institute of Certified Public Accountants (AICPA) since 1974. Mr. Fonnesbeck resides in Casper, Wyoming and has been a Certified Public Accountant with over 39 years of public accounting experience. Mr. Fonnesbeck established his Casper, Wyoming CPA firm in 1991 and prior to that was in partnership with three other CPAs. Mr. Fonnesbeck's practice consists mainly of assisting small to medium size businesses and individuals throughout Wyoming and the Intermountain West in the areas of tax compliance, tax planning and accounting services. This practice includes several energy and related industry clients in the Powder River Basin area of Wyoming. From 2005 - 2009, Mr. Fonnesbeck was the accountant for High Plains Gas, LLC, which was the predecessor to High Plains Gas, Inc. Mr. Fonnesbeck serves on the Board of Directors for a Private Charitable Foundation located in Casper. Mr. Fonnesbeck received his bachelor of science degree in business and accounting from Utah State University in 1972.

Alan R. Smith, Director

     Mr. Smith began his career in the energy industry in 1966 and has been an exploration geologist, geological consultant, exploration manager, division manager, business development manager (international), and V.P. of international development for such companies as Amoco Production Co., Mountain Fuel Supply Co. (Questar), Lear Petroleum, Davis Oil Co., Inexco Oil Co., and Pennzoil Exploration and Development Co., in both domestic and international capacities. From 1998 to 2003 Mr. Smith was Vice President, International Business Development, for EEX Corporation, where he oversaw the evaluation of exploration and production projects in Asia and Australasia. Mr. Smith has developed and managed many relationships with government oil companies in Indonesia, Brunei and New Zealand. Mr. Smith holds a Bachelor of Science (1966) and Master of Science (1968) in Geology from Brigham Young University and is a Certified Petroleum Geologist with the American Association of Petroleum Geologists and is a Registered Professional Geologist in the State of Wyoming

VOTE REQUIRED

     The affirmative vote of a plurality of the shares our common stock represented in person or by proxy at the Annual Meeting is necessary for the election of the individuals named above. There is no cumulative voting in elections of directors. Unless otherwise specified, proxies will be voted in favor of the five nominees described above.

RECOMMENDATION

     Our Board of Directors recommends that shareholders vote FOR the election of each of the individuals named above.

                              CORPORATE GOVERNANCE

     The Company's Corporate Governance Principles and Corporate Code of Conduct (covering all employees and directors), as well as the Certificate of Incorporation and the By-Laws are all available on our website at www.highplainsgas.com.

BOARD MEETINGS AND COMMITTEES

The Board has two committees, as follows:

     AUDIT COMMITTEE              COMPENSATION COMMITTEE
     -------------------------    ----------------------

     Cordell Fonnesbeck, Chair    Alan R. Smith, Chair
     Gary Davis                   Gary Davis
     Alan R. Smith                Cordell Fonnesbeck

     During the fiscal year ended December 31, 2010, the board of directors met 11 times. In 2010, all directors attended at least 75% of all meetings of the board of directors served after becoming a member of the board. We expect all directors to attend the next Annual Meeting barring unforeseen circumstances or irresolvable conflicts.

Audit Committee

     The function of the Audit Committee is to assist the Board in fulfilling its responsibility to the shareholders relating to our corporate accounting matters, financial reporting practices, and the quality and integrity of our financial reports. The Audit Committee's purpose is to assist the Board with overseeing:

     - the reliability and integrity of our financial statements, accounting policies, internal controls and disclosure practices;

     - our compliance with legal and regulatory requirements, including our disclosure controls and procedures;

     - our independent auditor's qualifications, engagement, compensation, and independence;

          -    the performance of our independent auditor; and

     - the production of an annual report of the Audit Committee for inclusion in our annual proxy statement.

     The Audit Committee is to be comprised of not less than three of our independent directors. The Board has determined that each member of the Audit Committee is an independent director in accordance with applicable legal or regulatory requirements. It has also determined that each member is financially literate and has identified Mr. Fonnesbeck, who is a certified public accountant, as an audit committee financial expert as defined by the Securities and Exchange Commission.

Compensation Committee

     The purpose of the Compensation Committee is to:

     - review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of those goals and objectives, and determine and approve the CEO's compensation level based on this evaluation;

     - review and approve the compensation of our other officers based on recommendations from the CEO;

     - review, approve and make recommendations to the Board with respect to incentive compensation plans or programs, or other equity-based plans or programs; and

     - produce an annual report of the Compensation Committee on executive compensation for inclusion in our annual proxy statement.

     The Compensation Committee is to be comprised of not less than three of our independent directors. The Board has determined that each member of the Compensation Committee is an independent director in accordance with applicable legal or regulatory requirements.

SHAREHOLDER COMMUNICATIONS TO THE BOARD

     Shareholders may send communications in writing to the Board, committees of the Board, and/or to individual directors, at our corporate address in care of our Secretary. Written communications addressed to the Board are reviewed by the Chairman of the Board for appropriate handling. Written communications addressed to an individual Board member are forwarded to that person directly.

BENEFICIAL OWNERSHIP OF SHARES

     The following table shows the beneficial ownership of the Company's common stock as of May 23, 2011. The table shows the amount of shares owned by each person known to the Company who will own beneficially more than five percent of the outstanding shares of any class of the Company's stock, based on the number of shares outstanding assuming completion of the reorganization; each of the Company's Directors and Executive Officers; and all of its Directors and Executive Officers as a group.

NAME OF                         NUMBER OF SHARES     PERCENT OF SHARES
PERSON OR GROUP               BENEFICIALLY OWNED(1) BENEFICIALLY OWNED(2)

Mark D. Hettinger,               48,080,000(3)             28.7%
Chief Operating Officer
and Director

Joseph Hettinger,                40,540,000(4)             24.2%
Chief Financial Officer
and Director

Brent M. Cook,                   22,500,000(5)             13.5%
Chief Executive Officer

Brandon Hargett,                 22,500,000(5)             13.5%
Vice President of
Strategy and Business
Development

Gary Davis, Director               240,000(6)                *

Cordell Fonnesbeck,
Director                           250,000(7)                *

Alan R. Smith, Director            250,000(8)                *
Fletcher International, Ltd.     10,000,000(9)              5.7%

All Directors and               111,860,000(10)            66.4%
Officers as a Group


*  Less than 0.1%
(1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, a beneficial owner of securities is a person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through means including the exercise of any option, warrant or conversion of a security.
(2) The percentage of shares owned is based on approximately 166,843,602 shares of common stock outstanding as of May 18, 2011. Also reflects a one for one stock dividend effective December 16, 2010. Where the beneficially owned shares of any individual or group in the following table includes any options, warrants, or other rights to purchase shares, the percentage of shares owned includes such shares as if the right to purchase had been duly exercised.
(3) Includes options to purchase 200,000 shares exercisable for five years from April 21, 2011 at $1.02 per share.
(4) Includes options to purchase 200,000 shares exercisable for five years from April 21, 2011 at $1.02 per share.
(5) Reflects 22,500,000 shares held by Current Energy Corporation, of which Mr. Cook and Mr. Hargett may be deemed to be beneficial owners.
(6) Includes options to purchase 200,000 shares exercisable for five years from April 21, 2011 at $1.02 per share.
(7) Includes options to purchase 200,000 shares exercisable for five years from April 21, 2011 at $1.02 per share.
(8) Includes options to purchase 200,000 shares exercisable for five years from April 21, 2011 at $1.02 per share.
(9) Reflects the maximum number of shares issuable to Fletcher International Corporation pursuant to a warrant to purchase up to $5,000,000 in shares issued on March 3, 2011. The warrant exercise price is the lesser of $1.25 per share or the volume weighted average market price for the prior calendar month (with a minimum exercise price of $0.50 per share).
(10) Includes options to purchase 1,000,000 shares exercisable for five years from April 21, 2011 at $1.02 per share.

                             DIRECTOR COMPENSATION

     There was no compensation paid to any of the directors during the fiscal year ended December 31, 2010. The corporation has agreed to compensate directors at the rate of $20,000 per year and an additional $2,500 for committee assignments and $2,500 for serving as chairman of such committees. The Company issued 40,000 shares to Mark Hettinger, Joseph Hettinger and Gary Davis and 50,000 shares to Cordell Fonnesbeck and Alan R. Smith on April 21, 2011 in lieu of cash payments for such shares.

                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors and officers, and persons who own more than five percent of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") SEC regulations require reporting persons to furnish us with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of such reports received or written representations from certain reporting persons, we believe all reporting persons complied with all applicable reporting requirements.

       CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS, DIRECTOR INDEPENDENCE

     We have adopted a written policy for the review and approval of related party transactions which is defined as a sale or purchase of property, supplies or services to or from any director or officer of the company, members of a director's or officer's family, or entities in which any of these persons is a director, officer or owner of 5% or more that that entity's interests. Our policy requires prior approval by both a majority of our Board of Directors and a majority of our disinterested directors who are not employees of the company.

INDEBTEDNESS TO RELATED PARTIES.

Mark Hettinger - During 2010 the Company entered into various loan agreements with Mark Hettinger totaling $4,942,591. The loans are due on demand along with interest at a rate of 15.0% per annum. No payments were made on these notes during 2010 and interest totaling $102,719 has been accrued as of December 31, 2010.

Joe Hettinger - During 2010 the Company entered into various loan agreements
with Joe Hettinger totaling $417,194.   The loans are due on demand along with
interest at a rate of 15.0% per annum. No payments were made on these notes during 2010 and interest totaling $7,080 has been accrued as of December 31, 2010.

Accrued wages and compensation - During 2010 the Company accrued unpaid wages and compensation to various related parties totaling $325,000. The amounts are due on demand and do not include interest. No payments were made on the accrued amounts during 2010.

Principal due to related parties was $5,963,900 and $0 and accrued interest was $111,498 and $0 as of December 31, 2010 and 2009, respectively.

OTHER TRANSACTIONS

Because of the remote location of the Company's headquarters, the Company periodically utilizes an airplane owned by Mark D. Hettinger for business related travel. Mr. Hettinger is reimbursed all costs associated with utilization of such airplane. For the fiscal year ended December 31, 2010, those expenses totaled $63,200.

Mssrs. Fonnesbeck, Smith and Davis are considered to be independent directors.

                      REPORT OF THE COMPENSATION COMMITTEE

This report of the Compensation Committee (the "Committee") shall not be deemed incorporated by reference by any general statement incorporating the Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Acts"), except to the extent that High Plains specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

High Plains' compensation program consists of base salary, bonus, stock options, other incentive awards and other benefits, which the Committee generally reviews annually. The Committee's overall philosophy is to align compensation with our business strategy and to support achievement of our long-term goals. In order to attract and retain competent executives, we believe it is essential to maintain an executive compensation program that provides overall compensation competitive with that paid to executives with comparable qualifications and experience.

The Board of Directors is in the process of reviewing all compensation plans to assure effectiveness and fiduciary responsibility.

                         COMPENSATION COMMITTEE REPORT:

We have reviewed and discussed with management certain Executive Compensation and Compensation Discussion and Analysis provisions which was included in the Company's Annual Report on Form 10-K, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Annual Report"). Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Executive Compensation and Compensation Discussion and Analysis provisions referred to above be included in the Company's Annual Report.

       Submitted by the Compensation Committee of the Board of Directors

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2010, as well as our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q before those reports were filed.

     The Audit Committee discussed with our independent registered accountants, Eide Bailly, CPA's, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as issued, modified or supplemented.

     The Audit Committee received the written disclosures from Eide Bailly required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as issued, modified or supplemented. The Audit Committee discussed with Eide Bailly their independence from management and from High Plains.

     The Audit Committee discussed with Eide Bailly the overall scope, plans and budget for its audit. In addition, the Audit Committee meets with Eide Bailly regularly, with or without management present, to discuss the results of Eide Bailly's examination, evaluation of High Plains' internal controls, and the overall quality of High Plains' financial reporting.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the year ended December 31, 2010, be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

           Submitted by the Audit Committee of the Board of Directors

                               EXECUTIVE OFFICERS

     The following table identifies the Company's principal executive officer, the Company's principal financial officer and the Company's most highly paid executive officers.

Name               Corporate Office(s)
-----------------  --------------------------------------

Brent M. Cook      Chief Executive Officer

Mark D. Hettinger  President and Chief Operating Officer

Joseph Hettinger   Chief Financial Officer

                   Vice President of Strategy and
Brandon Hargett    Business Development


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table summarizes the total compensation awarded to, earned by or paid by us for services rendered by the named executive officers that served during the fiscal years 2010 and 2009.

NAME AND                                          OPTION  ALL OTHER
PRINCIPAL POSITION           YEAR  SALARY  BONUS  AWARDS  COMPENSATION  TOTAL
---------------------------  ----  ------  -----  ------  ------------  -----
Current Executive Officers:            --     --      --            --     --
Brent M. Cook,               2010
Chief Executive Officer
                                       --     --      --            --     --
Mark D. Hettinger,           2010
Chairman of the Board of               --     --      --            --     --
Directors and Chief          2009
Operating Officer
                                       --     --      --            --     --
Joseph Hettinger,            2010
Chief Financial Officer                --     --      --            --     --
and Director                 2009
                                       --     --      --            --     --
Brandon Hargett,             2010
Vice President Strategy
and Business Development               --     --      --            --     --

COMPENSATION DISCUSSION AND ANALYSIS

     The primary objectives of the Company's executive compensation programs are to:

     -    attract, retain and motivate skilled and knowledgeable individuals;

     - ensure that compensation is aligned with the Company's corporate strategies and business objectives;

     - promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

     -    align executives' incentives with the creation of stockholder value.

     To achieve these objectives, the Company's Compensation Committee and board of directors evaluates the Company's executive compensation program with the objective of setting compensation at levels they believe will allow the Company to attract and retain qualified executives. In addition, a portion of each executive's overall compensation is tied to key strategic, financial and operational goals set by the Company's board of directors. The Company also generally provides a portion of the Company's executive compensation in the form of options that vest over time, which the Company believes helps the Company retain the Company's executives and align their interests with those of the Company's stockholders by allowing the executives to participate in the Company's longer term success as reflected in asset growth and stock price appreciation.

COMPONENTS OF THE COMPANY'S EXECUTIVE COMPENSATION PROGRAM

     The primary elements of the Company's executive compensation program will be base salaries and equity grant incentive awards, although the board of directors has the authority to award cash bonuses, benefits and other forms of compensation as it sees fit.

     The Company does not have any formal or informal policy or target for allocating compensation between short-term and long-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Company has determined subjectively on a case-by-case basis the appropriate level and mix of the various compensation components. Similarly, the Company does not rely on benchmarking against the Company's competitors in making compensation related decisions.

BASE SALARIES

     Base salaries will be used to recognize the experience, skills, knowledge and responsibilities required of the Company's Named Executive Officers. Base salary, and other components of compensation, may be evaluated by the Company's board of directors for adjustment based on an assessment of the individual's performance and compensation trends in the Company's industry.

EQUITY AWARDS

     The Company's stock option award program will be the primary vehicle for offering long-term incentives to the Company's executives. On April 21, 2011, the Company issued a total of 200,000 options exercisable for five years at $1.02 per share to each of the Company's five directors. The Company intends the Company's equity awards to executives to generally be made in the form of common stock or warrants. The Company believes that equity grants in the form of warrants provide the Company's executives with a direct link to the Company's long-term performance, create an ownership culture, and align the interests of the Company's executives and the Company's stockholders.

CASH BONUSES

     The Company's board of directors has the discretion to award cash bonuses based on the Company's financial performance and individual objectives. The corporate financial performance measures (revenues and profits) will be given the greatest weight in this bonus analysis. The Company has not yet granted any cash bonuses to any named executive officers.

BENEFITS AND OTHER COMPENSATION

     The Company's Named Executive Officers are permitted to participate in such health care, disability insurance, bonus and other employee benefits plans as may be in effect with the Company from time to time to the extent the executive is eligible under the terms of those plans. As of the date of this Memorandum, with exception to health care, the Company has not implemented any such employee benefit plans.

EXECUTIVE COMPENSATION AGREEMENTS

     As discussed above, the Company has agreed to pay the Named Executive Officers an annual salary. Base salary may be increased from time to time with the approval of the board of directors. The following table summarizes the agreed annual salary of each of the Named Executive Officers:

Summary Annual Salary

     Name               Annual Salary
     ---------------    --------------

     Brent Cook         $      175,000

     Mark Hettinger     $      175,000

     Joe Hettinger      $      150,000

     Brandon Hargett    $       80,000

GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL YEAR 2010

     The Company's 2010 Employee and Consultant Stock Option Plan provides for the issuance of up to 12,000,000 options to purchase common stock. The options may either be qualified or unqualified, but the plan requires that the exercise price reflect then current market price. No options under that plan have been issued. During fiscal 2010, the Company did not grant any equity awards under any equity award plan.

OPTION EXERCISES FOR FISCAL 2010

     During fiscal 2010, none of the Named Executive Officers exercised options.

NONQUALIFIED DEFERRED COMPENSATION

     The Company currently offers no defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified to any of the Company's employees, including the Named Executive Officers.

2.  ELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS


     Eide Bailly CPA's ("Eide Bailly") were appointed for the fiscal year ended December 31, 2010 to be the independent registered public accountants for the company.

     Fees Billed by Principal Accountants - The following table presents fees for professional services billed by Eide Bailly and Chang G. Park CPA for the years ended December 31, 2010 and 2009:

                                  2009            2010         2010        2010
                        --------------  --------------  -----------  ----------
                                                                     Full Year
                        Chang G. Park   Chang G. Park   Eide Bailly  Total
                        --------------  --------------  -----------  ----------
Audit fees              $        8,500  $       17,500            -  $   17,500
Tax fees                             -               -            -           -
Audit related fees (1)               -               -            -           -
                        --------------  --------------  -----------  ----------
TOTAL                   $        8,500  $       17,500            -  $   17,500
                        ==============  ==============  ===========  ==========

AUDIT COMMITTEE PRE-APPROVAL OF SERVICES OF PRINCIPAL ACCOUNTANTS

     The Audit Committee has the sole authority and responsibility to select, evaluate, determine the compensation of, and, where appropriate, replace the independent auditor. After determining that providing the non-audit services is compatible with maintaining the auditor's independence, the Audit Committee pre-approves all audits and permitted non-audit services to be performed by the independent auditor, except for de minimus amounts.

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The persons named in the enclosed proxy will vote to ratify the selection of Eide Bailly as independent public accountants for the year ending December 31, 2011, unless otherwise directed by the shareholders. Shareholder ratification of Eide Bailly as the Company's independent public accountants is not required by the Company's bylaw or otherwise. However, the Company is submitting selection of Eide Bailly to the shareholders for ratification as a matter of good corporate practice. If the shareholders do not ratify the selection of Eide Bailly as the Company's independent public accountants, the Audit Committee will reconsider the selection of such independent public accountants. If the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent public accountants at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

VOTE REQUIRED

     The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting is necessary for the ratification of Eide Bailly as independent public accountants for the fiscal year ended December 31, 2011; noting that on November 15, 2010, the Company changed its reporting year end from July 31 to December 31.

RECOMMENDATION

     Our Board of Directors recommends that shareholders vote FOR the ratification of Eide Bailly as independent public accountants for the fiscal year ended December 31, 2011.


                           PROPOSALS OF SHAREHOLDERS

     Shareholders who wish to present proposals under SEC Rule 14a-8 to be included in our Proxy Statement and form of proxy in connection with the June 2012 Annual Meeting of Shareholders, must submit those proposals so that we receive them no later than 120 days before the proxy availability date of our Proxy Statement in connection with that meeting. If we meet this year's proxy availability date of May 23, 2011, we must receive such proposals for next year's Annual Meeting no later than January 24, 2012.

     Shareholders who wish to present matters outside the processes of SEC Rule 14a-8 to be included in our Proxy Statement and form of proxy in connection with the June 2012 Annual Meeting of Shareholders, must submit notice of those matters so that we receive them no later than 45 days before the proxy availability date of our Proxy Statement in connection that meeting. If we meet this year's expected availability date of May 23, 2011, we must receive notice of such matters for next year's Annual Meeting no later than April 7, 2012. Notice received after April 7, 2012 will be untimely and subject to the discretionary authority described in the last sentence of this Proxy Statement.

                                    GENERAL

     We will pay the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, and any additional information furnished to shareholders. Arrangements will be made to furnish solicitation materials to brokerage houses, custodians, nominees and other fiduciaries, holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We will reimburse these third-parties for reasonable out-of-pocket expenses. Solicitation of proxies by mail may be supplemented by telephone, telegram, electronic transmission or personal solicitation by our directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

     Copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any amendments to those reports and any other reports filed with or furnished to the SEC also are available on or through our website at www.highplainsgas.com as soon as reasonably practicable after they
           ---------------------
are filed with or furnished to the SEC.

     Upon written request, we will provide without charge (except for exhibits) to any shareholder of record or beneficial owner of our securities, a copy of our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2010, including the financial statements and schedules thereto. Exhibits to said report will be provided upon payment of fees limited to our reasonable expenses in furnishing such exhibits. Written requests should be addressed to:
Secretary, High Plains Gas, Inc., 3601 Southern Dr., Gillette, Wyoming 82718.

     Some brokers and other nominee record holders may be participating in the practice of "householding" corporate communications to shareholders, such as proxy statements and annual reports. This means that only one copy of this Proxy Statement, including the Notice of Internet Availability of Proxy Materials, may have been sent to multiple shareholders in your household. We promptly will deliver a separate copy of this Proxy Statement to you if you call or write us at our address or phone number. If in the future you want to receive separate copies of our corporate communications to shareholders, such as the Notice of Internet Availability of Proxy Materials, proxy statements and annual reports, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker or other nominee record holders, or you may contact us at our address and phone number.

     The Board of Directors is not aware of any matter that is to be presented for action at the meeting other than the matters set forth herein. Should any other matters requiring a vote of the shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies' discretionary authority to vote the same in respect of any such other matters in accordance with their best judgment in the interest of High Plains.

                                   By Order of the Board of Directors,




                                   /s/ Brent M. Cook
                                   -----------------
                                   Brent M. Cook
                                   Chief Executive Officer

Dated: May 23, 2011

                                      HPG
                             High Plains Gas, Inc.